UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2016

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of United Parcel Service, Inc. (“UPS”) is responsible for reviewing and approving compensation for the executive officers of UPS. As part of such review and approval process, the Compensation Committee regularly engages with its independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assess the competiveness of the UPS compensation program and to stay apprised of market data on pay practices and trends.

On September 16, 2016, following its review of relevant market data and consideration of advice from Cook, the Compensation Committee approved certain changes to the compensation arrangements of each of David P. Abney, Richard N. Peretz, Alan Gershenhorn and Myron A. Gray in order to improve the competitiveness of UPS executive compensation.

The changes approved by the Compensation Committee include: (i) a change in future LTIP award targets, (ii) a change in future stock option award targets, (iii) a one-time grant of additional Restricted Performance Units (“RPUs”) connected to the 2016 Long-Term Incentive Performance (“LTIP”) award, and (iv) a one-time grant of non-qualified stock options, all as summarized in the table below. The one-time LTIP and Stock Option grants are intended to make the previously awarded grants consistent with the new targets. In addition, the Committee approved a ten percent (10%) increase to current annual base salaries for certain executive officers, effective October 1, 2016.

	(i) New LTIP Award Targets(1)	(ii) New Stock Option Award Targets(1)	(iii) One-time LTIP RPU Award (#)(2)(3)	(iv) One-time Stock Option Grant (#)(2)(4)
David P. Abney Chairman and Chief Executive Officer	700%	90%	2,714	37,616
Richard N. Peretz Senior Vice President and Chief Financial Officer	450%	50%	4,960	7,807
Alan Gershenhorn Chief Commercial Officer	450%	50%	—	7,807
Myron A. Gray President, U.S. Operations	450%	50%	5,241	7,807

(1)	Award targets are expressed as a percentage of annual base salary. The new targets will become effective in 2017.

(2)	The one-time LTIP RPUs and Stock Options were awarded on September 16, 2016.

(3)
The RPUs were granted under, and pursuant to the terms and conditions of the United Parcel Service, Inc. 2015 Omnibus Incentive Compensation Plan, as well as pursuant to the UPS Long-Term Incentive Performance Program Terms and Conditions, each of which has been previously filed with the SEC.

(4)
The stock options will vest ratably over five years. The stock options were granted under, and pursuant to the terms and conditions of, the United Parcel Service, Inc. 2015 Omnibus Incentive Compensation Plan, as well as pursuant to the UPS Stock Option Program Terms and Conditions, each of which has been previously filed with the SEC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: September 16, 2016	By:	/s/ NORMAN M. BROTHERS, JR.
Norman M. Brothers, Jr.
Senior Vice President, General Counsel and Corporate Secretary